Exhibit 99.1

Press Release

June 16, 2010	7575 West Jefferson Blvd
Fort Wayne, IN 46804
Phone: 260.459.3553
Fax: 260.969.3590
www.steeldynamics.com

Steel Dynamics Announces Cash Dividend and Provides Second Quarter Earnings Guidance

FORT WAYNE, INDIANA, June 16, 2010—Steel Dynamics, Inc. (NASDAQ / GS: STLD) today announced that its board of directors has declared a quarterly cash dividend of $0.075 per common share, payable on or about July 12, 2010 to shareholders of record at the close of business on June 30, 2010.

The company also indicated that it expects second quarter earnings per diluted share to be in the range of $0.20 to $0.25 as compared to first quarter 2010 earnings per diluted share of $0.29.  In contrast, the company reported a net loss of ($0.08) per diluted share for the second quarter of 2009.  Second quarter earnings will be impacted quarter-over-quarter by decreased metals recycling margins as scrap prices declined early in the second quarter, and by lower flat-rolled volumes and margins.  Production and shipping volumes in the company’s steel operations were impacted by planned spring maintenance outages and by unexpected transformer repairs at the Roanoke Bar and Flat Roll divisions in June.

“Our steel operations had healthy earnings in April and May with some slowing of order entry for June at our Butler flat-rolled facility”, stated Keith E. Busse, Chairman and Chief Executive Officer. “We believe steel service center inventories of sheet products continue to remain low and anticipate buying activity to increase after the typical early July holiday and maintenance shutdowns by manufacturing companies.  Our Engineered Bar Products Division continues to experience very strong order entry and operating rates at our Roanoke Bar and Steel of West Virginia operations continue to improve.

“Unfortunately our structural steel business remains challenging with only marginal improvement.  We have restarted the medium section rolling mill which allows us the flexibility to increase rail production on our large section mill, as our successes in the rail market continue to grow,” Busse said.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel and metallic scrap markets, Steel Dynamics’ revenue, costs of purchased materials, future profitability and earnings, and the operation of new or existing facilities.  These statements are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  Such predictive statements are not guarantees of future performance, and actual results could differ materially from our current expectations.

Factors that could cause such predictive statements to turn out other than as anticipated or predicted include, among others:  the effects of prolonged or deepening recession on industrial demand; general or specific sector (i.e., automotive, consumer appliance or construction) economic conditions affecting steel consumption; the impact of price competition, whether domestic or the result of foreign imports; difficulties in integrating acquired businesses; risks and uncertainties involving new products or new technologies; changes in the availability or cost of steel scrap or substitute materials; increases in energy costs; occurrence of unanticipated equipment failures and plant outages; labor unrest; and the effect of the elements on production or consumption.

More specifically, we refer you to SDI’s detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K/A, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission, available publicly on the SEC Web site, www.sec.gov, and on the Steel Dynamics Web site, www.steeldynamics.com

Forward-looking or predictive statements we make are based upon information and assumptions, concerning our businesses and the environments in which they operate, which we consider reasonable as of the date on which these statements are made.  Due to the foregoing risks and uncertainties however, as well as, matters beyond our control which can affect forward-looking statements, you are cautioned not to place undue reliance on these predictive statements, which speak only as of the date of this press release.  We undertake no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:  Fred Warner, Investor Relations Manager, 260.969.3564 or f.warner@steeldynamics.com